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                                           September __, 1995

   Dear Stockholder:

        The enclosed Notice calls the 1995 Annual Meeting of the  Stockholders
   of Thermo Process  Systems Inc.   I respectfully  request all  Stockholders
   attend this meeting, if possible.

        Enclosed with this letter is a Proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the Meeting. Whether or not you are able to attend the Meeting, I urge you to complete your Proxy and return it to our transfer agent, American Stock Transfer and Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the Meeting, either in person or by Proxy.

        I would appreciate your immediate attention to the mailing of this Proxy.

                                           Yours very truly,




                                           JOHN P. APPLETON
                                           President and
                                           Chief Executive Officer
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        [THERMO PROCESS LOGO HERE]










                                                     September __, 1995


        To the Holders of the Common Stock of
             THERMO PROCESS SYSTEMS INC.

        NOTICE OF ANNUAL MEETING

             The 1995 Annual Meeting of the Stockholders of Thermo Process Systems Inc. (the "Corporation") will be held on Tuesday,
        October 24,  1995, at       5:00 pm  at the  Westin  Hotel, 70  Third
        Avenue, Waltham, Massachusetts . The purposes of the Meeting are to consider and take action upon the following matters:

             1.   Election of six Directors.

             2. A proposal recommended by the Board of Directors to amend the Corporation's Certificate of
                  Incorporation  to  change  the  Corporation's  name  to
             "Thermo Terra Tech Inc."

             3. A proposal recommended by the Board of Directors to amend the Directors Stock Option Plan to change the formula for the award of stock options to purchase common stock of the Corporation to its outside Directors and also to provide for the automatic grant of stock options to purchase common stock of majority-owned subsidiaries of the Corporation to its outside Directors.

             4. Such other business as may properly be brought before the Meeting and any adjournment thereof.

             The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and vote at the Meeting is September 5, 1995.

             The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by Proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your
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        stock be represented at the  Meeting regardless of the number  of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

             This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                                     SANDRA L. LAMBERT
                                                     Secretary













































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                                 PROXY STATEMENT

             The enclosed Proxy is solicited by the Board of Directors of
        Thermo Process Systems  Inc.   (the "Corporation")  for use at  the
        1995 Annual Meeting  of the  Stockholders (the  "Meeting") to  be
        held on  Tuesday, October  24, 1995,  at 5:00  pm   at  the Westin
        Hotel,  70  Third   Avenue,  Waltham,   Massachusetts, and  a
        adjournment thereof. The mailing address of the executive  office of the  Corporation is  12068  Market Street,  Livonia,  Michigan
        48150   .  This Proxy  Statement and the  enclosed Proxy were  first
        furnished  to  Stockholders  of  the  Corporation  on  or   about
        September ___, 1995.

                                VOTING PROCEDURES

             The Board of Directors intends to present to the Meeting the election of six Directors, constituting the entire Board of Directors, as well as two other matters: a proposal to amend the Corporation's Certificate of Incorporation to change the Corporation's name to "Thermo Terra Tech Inc." and a proposal to amend the Directors Stock Option Plan to change the formula for the award of stock options to purchase common stock of the Corporation to its outside Directors and also to provide for the automatic grant of stock options to purchase common stock of the Corporation's majority-owned subsidiaries created from time to time to its outside Directors.

             The representation in person or by proxy of a majority of the outstanding shares of common stock of the Corporation, $.01 par value ("Common Stock"), entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

             Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for Directors, for the management proposal, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the Meeting.

             In order to be elected a Director, a nominee must receive the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on the election. For all other matters to be voted upon at the Meeting the affirmative vote of a majority of shares present in person or represented by proxy, and

                                        2
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        entitled to  vote  on  the matter,  is  necessary  for  approval.
        Withholding authority to vote for a nominee for Director or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as
        a vote against the nominee or a proposal.     A broker "non-vote"
        occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting
        instructions from the beneficial owner.   Broker "non-votes" will
        not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.

             A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Secretary of the Corporation received prior to the Meeting, by executing and returning a later-dated proxy or by voting by ballot at the Meeting.







































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             The outstanding stock  of the Corporation  entitled to  vote
        (excluding shares  held in  treasury by  the Corporation)  as  of
        September 5,  1995,  consisted  of __________    shares  of  Common
        Stock. Only Stockholders of record at the close of business on September 5, 1995, are entitled to vote at the Meeting. Each share is entitled to one vote.

















































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                                 --PROPOSAL 1--

                              ELECTION OF DIRECTORS

             Six Directors are to be elected at the Meeting, each to hold office until his successor is chosen and qualified or until his earlier resignation, death or removal.

        Nominees For Directors

             Set forth below are the names of the persons nominated as Directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of its parent corporation, Thermo Electron Corporation ("Thermo Electron"), and of its subsidiary, Thermo Remediation Inc. ("Thermo Remediation") is reported under the caption "Stock Ownership." All of the nominees are currently Directors of the Corporation . Dr. Warren
        M. Rohsenow, a Director of the Corporation since 1986, has declined to stand for re-election.


        John P. Appleton      John P. Appleton, 60, has  been President,
                              Chief Executive Officer and a  Director of
                              the Corporation since September 1993.  Dr.
                              Appleton   has   been   Chairman,    Chief
                              Executive Officer and a Director of Thermo
                              Remediation since September  1993 and  has
                              served  as  a  Vice  President  of  Thermo
                              Electron since 1975 in  various managerial
                              capacities.
        George N.             Dr. Hatsopoulos, 68,  has been a  Director
        Hatsopoulos           of  the   Corporation  since   1986.   Dr.
                              Hatsopoulos has been  the Chairman of  the
                              Board,  President   and  Chief   Executive
                              Officer of Thermo Electron since 1956. Dr.
                              Hatsopoulos is  also a  director of  Bolt,
                              Beranek & Newman,  Inc., Thermedics  Inc.,
                              Thermo    Ecotek    Corporation,    Thermo
                              Electron,  Thermo  Fibertek  Inc.,  Thermo
                              Instrument  Systems Inc.,  Thermo Power
                              Corporation  and  ThermoTrex  Corporation.
                              Dr. Hatsopoulos is the brother of  John N.
                              Hatsopoulos, a Director, a Vice President and the Chief Financial Officer of the Corporation.






                                        5
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        John N. Hatsopoulos   Mr. Hatsopoulos, 61,  has been a  Director
                              of the Corporation since 1986 and its Vice
                              President  and  Chief  Financial   Officer
                              since  1988       .    He        has  been
                              Financial Officer of Thermo Electron since
                              1988 and  an Executive  Vice President  of
                              Thermo   Electron    since    1986.    Mr.
                              Hatsopoulos is also  a director of  Lehman
                              Brothers  Funds,  Inc.,  Thermedics  Inc.,
                              Thermo Ecotek Corporation, Thermo Fibertek
                              Inc.,  Thermo  Instrument  Systems   Inc.,
                              Thermo Power  Corporation   and  ThermoTre
                              Corporation.              Mr.  Hatsopoulos
                              brother of  Dr. George  N. Hatsopoulos,  a
                              Director of the Corporation.
        Donald E. Noble       Mr. Noble, 80, has been a Director  of the
                              Corporation  since  1986  and   served  as
                              Chairman  of  the   Board  from  1992   to
                              November 1994.   From  1959  to 1980,  Mr.
                              Noble  served  as   the  chief   executive
                              officer of Rubbermaid Incorporated,  first
                              with the title  of President  and then  as
                              the Chairman of the  Board.  Mr. Noble  is
                              also a director of Thermo Electron, Thermo
                              Fibertek    Inc.    and    Thermo    Power
                              Corporation.
        William A.            Mr. Rainville, 53, has been a  Director of
        Rainville             the Corporation  since February  1993  and
                              Chairman of the Board since November 1994.
                              Mr. Rainville has been President and Chief
                              Executive Officer of Thermo  Fibertek Inc.
                              since its inception in 1991 and a director
                              of that company since January 1992.   From
                              1984 until January 1993, Mr. Rainville was
                              the President and Chief  Executive Officer
                              of Thermo     Electron  Web  Systems  Inc.
                              subsidiary  of  Thermo  Electron  and  the
                              predecessor of  Thermo Fibertek  Inc.   He
                              has been a Senior Vice President of Thermo
                              Electron  since  March  1993  and  a  Vice
                              President since  1986.   Mr. Rainville  is
                              also a  director of  Thermo Fibertek  Inc.
                              and Thermo Remediation.












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        Polyvios C.           Mr. Vintiadis, 58, has been a  Director of
        Vintiadis             the Corporation since September 1992.  Mr.
                              Vintiadis has been the Chairman  and Chief
                              Executive     Officer     of     Towermarc
                              Corporation,  a  real  estate  development
                              company, since  1984.   Prior  to  joining
                              Towermarc Corporation, Mr. Vintiadis was a
                              principal   of   Morgens,   Waterfall    &
                              Vintiadis, Inc.,    a  financial  services
                              firm, with  whom  he  remains  associated.
                              For more than 20 years prior to that time,
                              Mr. Vintiadis  was employed  by Arthur  D.
                              Little & Company, Inc.   Mr. Vintiadis  is
                              also  a  director  of   Thermo  Instrument
                              Systems Inc.

        Committees of the Board of Directors and Meetings

             The Board of Directors has established an Audit Committee and a Human Resources Committee, each consisting solely of outside Directors. The present members of the Audit Committee are
        Mr. Vintiadis (Chairman)  and Mr.  Noble.   The Audit  Committee
        reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the Human Resources Committee are Mr. Noble (Chairman), Dr. Rohsenow and Mr. Vintiadis. The Human Resources Committee reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock plans. The Corporation does not have a nominating committee of the Board of Directors. The Board of Directors met six times, the Audit Committee met twice and the Human Resources Committee met three times during fiscal 1995. Each Director attended at least 75% of all meetings of the Board of Directors and Committees on which he served held during his tenure.

        Compensation of Directors

             Directors who are not employees of the Corporation, of Thermo Electron or of any other companies affiliated with Thermo Electron (also referred to as "outside directors"), receive an annual retainer of $4,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors and $500 per day for participating in meetings of the Board of Directors held by means of conference telephone and for participating in certain meetings of committees of the Board of Directors. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings. Payment of Directors' fees is made quarterly. Dr. Appleton, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos and Mr. Rainville are all employees of Thermo Electron and do not receive any cash compensation from the Corporation for their services as Directors.


                                        7
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             Under the  Deferred  Compensation Plan  for  Directors  (the
        "Deferred Compensation Plan"), a Director has the right to defer receipt of his cash fees until he ceases to serve as a Director, dies or retires from his principal occupation. In the event of a
        change  in  control  or  proposed   change  in  control  of   the
        Corporation that is not approved by the Board of Directors, deferred amounts become payable immediately. Either of the
        following is  deemed  to  be  a  change  of  control:    (a)  the
        occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of Thermo Electron; or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of Directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermo Electron to constitute a majority of the Board of Directors at any time
        within two  years following  any such  event.   Amounts  deferred
        pursuant to the Deferred Compensation Plan are valued on the date of deferral as units of the Corporation's Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 54,000 shares of Common Stock have been reserved for
        issuance under the  Deferred Compensation    Plan.   As of  July 1,
        1995, deferred units equal to 31,838 full shares of Common Stock were accumulated under the Deferred Compensation Plan.

             The  Corporation's   directors   stock  option   plan   (the
        "Directors Plan")  provides for  the grant  of stock  options  to
        purchase  shares  of  Common   Stock  to  outside  Directors   as
        additional compensation  for  their  service as  Directors.    In
        February 1995, the Board of Directors approved amendments to the Directors Plan that are subject to stockholder approval at the
        Annual Meeting of Stockholders.   Prior to  the amendment of  the
        Directors Plan, eligible Directors were automatically granted 1,000 shares annually upon the close of business on the date of
        the Corporation's    Annual Meeting  of Stockholders and  were also
        granted options to purchase Common Stock on a quarterly basis according to the following formula: 200 shares for each meeting of the Board of Directors held during the quarter and attended in person by the recipient and 100 shares for each telephone meeting
        or committee meeting of  the   Board of Directors  held during the
        quarter in which   the recipient participated.   The amendments to
        the plan would retain the annual award of 1,000 options (although the terms of the award would be modified), but would eliminate the quarterly award of stock options based on meeting attendance. As amended the Directors Plan would also provide for automatic grant every five years of options to purchase 1,500 shares of the common stock of any majority-owned subsidiary of the Corporation that is "spunout" to outside investors.

             The exercise price for options that have been granted to date under the Directors Plan is determined by the average of the closing prices of the Common Stock as reported on the American Stock Exchange for the five trading days preceding and including the date of grant. Outstanding options are exercisable six months

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        after the date of grant and, if granted prior to 1995,  generally
        expire seven  years from  the date  of grant.   An  aggregate  of
        75,000 shares of Common Stock has been reserved for issuance under the Directors Plan. As of July 1, 1995, options to purchase
        16,700  shares  of  Common  Stock  were  outstanding  under   the
        Directors Plan at an average exercise price of $8.44 per share, no shares of Common Stock had been issued pursuant to the exercise of options and no options to purchase shares of Common
        Stock had lapsed.   Options to purchase  58,300 shares of  Common
        Stock were reserved and available for grant under the Directors Plan as of July 1, 1995.

                                 STOCK OWNERSHIP

             The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermo Electron and Thermo Remediation , as of July 1, 1995, with respect to (i) each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each executive officer named in the summary compensation table under the heading "Executive Compensation" and
        (iv) all Directors and executive officers as a group.



                                  Thermo          Thermo            Thermo
               Name (1)           Process         Electron          Remediation
               --------           Systems Inc.(2) Corporation(3)    Inc. (4)
                                  ------------------------------------------

        Thermo Electron           14,428,751(5)         N/A        8,775,187(6)
        Corporation
        John P. Appleton             216,895         107,421          63,000

        George N. Hatsopoulos         55,326       2,333,620           7,500
        John N. Hatsopoulos           62,212         387,646          40,182
        Donald E. Noble               45,984          32,982           9,000

        Jeffrey L. Powell             82,921          27,505         111,000
        William A. Rainville          60,000         201,101          24,000
        Warren M. Rohsenow            45,034             681               0

        Bruce J. Taunt                43,762           2,494          18,000
        Polyvios C. Vintiadis          6,809               0               0

        All Directors and            631,995       3,208,550         287,682
        executive officers as a
        group (10 persons)



        -------------

        (1) Shares of Common Stock of the Corporation and of the common stock of Thermo Electron and Thermo Remediation beneficially owned include shares owned by the indicated person, by that

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             person's spouse, by that person and his spouse, and by  that person and his spouse (or either of them) for the benefit of minor children. Except as reflected in the footnotes to this
             table,  all  share  ownership   includes  sole  voting   and
             investment power.

        (2) Shares of Common Stock beneficially owned by Dr. Appleton, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Noble, Mr. Powell, Mr. Rainville, Dr. Rohsenow, Mr. Taunt, Mr. Vintiadis and all Directors and executive officers as a group include 215,000, 40,000, 40,000 6,200, 63,000 60,000,
             6,200, 42,000, 4,300 and 481,700 shares, respectively,  that such person or group has the right to acquire within 60 days of July 1, 1995 through the exercise of stock options. Shares beneficially owned by Mr. J. Hatsopoulos and all Directors and executive officers as a group include 12,500 shares that Mr. J. Hatsopoulos has the right to acquire within 60 days after July 1, 1995 through the exercise of a stock purchase warrant acquired in connection with a private placement of securities by the Corporation and one of the Corporation's subsidiaries on terms identical to terms granted to unaffiliated investors. Shares beneficially
             owned by  Dr. Appleton,  Dr.  G.   Hatsopoulos,  Mr.   J
             Hatsopoulos, Mr. Powell, Mr. Taunt and all Directors and executive officers as a group include 161, 167, 170, 86, 20 and 762 full shares, respectively, allocated through June 30, 1995 to accounts maintained pursuant to Thermo Electron's Employee Stock Ownership Plan ("ESOP"). Shares beneficially owned by Mr. Noble, Dr. Rohsenow and Mr. Vintiadis and all Directors and executive officers as a group include 16,744, 12,584, 2,509 and 31,837 full shares, respectively, allocated through July 1, 1995 to their respective accounts maintained under the Corporation's Deferred Compensation Plan for Directors. Except for Dr. Appleton, who beneficially owned approximately 1.25 % of the Common Stock outstanding as of July 1, 1995, no Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of July 1, 1995; all Directors and executive officers as a group beneficially owned 3.64% of the Common Stock outstanding as of such date.

        (3) The shares of common stock of Thermo Electron shown in the table reflect a three-for-two split of such stock effected on May 24, 1995. Shares of the common stock of Thermo Electron beneficially owned by Dr. Appleton, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Noble, Mr. Powell , Mr. Rainville, Mr. Taunt and all Directors and executive officers as a group include 61,573, 1,102,200, 297,880,
             3,750,  25,850,  136,175,   1,875,  and  1,694,428   shares,
             respectively, that such person or members of the group has the right to acquire within 60 days of July 1, 1995 through the exercise of stock options. Shares beneficially owned by Dr. Appleton, Dr. G. Hatsopoulos, Mr. J. Hatsopoulos, Mr. Powell, Mr. Taunt and all Directors and executive officers as a group include 850, 1,386, 1,130, 236, 42 and 4,368 full

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             shares, respectively, allocated through  June 30,  1995  to
             accounts  maintained pursuant  to   the  ESOP.      Shares
             beneficially owned by Mr. Noble and all Directors and executive officers as a group each include 26,955 shares allocated through July 1, 1995, to Mr. Noble's account
             maintained   pursuant   to   Thermo  Electron's  Deferred
             Compensation  Plan  for  Directors.   Except  for Dr.   G.
             Hatsopoulos, who beneficially owned 2.81% of the Thermo Electron common stock outstanding as of July 1, 1995, no Director or executive officer beneficially owned more than 1% of such common stock outstanding as of such date; all Directors and executive officers as a group beneficially owned approximately 3.86 % of the Thermo Electron common stock outstanding as of July 1, 1995.

        (4) The shares of common stock of Thermo Remediation shown in the table reflect a three-for-two split of such stock
             effected on March  31, 1995.   Shares beneficially owned  by
             Dr. Appleton, Dr.  G. Hatsopoulos, Mr.  J. Hatsopoulos,  Mr.
             Noble,  Mr.  Powell,  Mr.  Rainville,  Mr.  Taunt  and   all
             Directors and executive officers as a group include 63,000, 7,500, 22,500, 4,500, 111,000, 22,500, 18,000 and 264,000
             shares, respectively, that such person or group has the right to acquire within 60 days after July 1, 1995 through
             the exercise of  stock options.   No  Director or  executive
             officer beneficially owned more than 1% of the common stock of Thermo Remediation outstanding as of July 1, 1995; all
             Directors and  executive officers    as  a group  beneficially
             owned 2.34% of such common stock outstanding as of such date.

        (5) Includes 495,160 shares of Common Stock that Thermo Electron or its majority-owned subsidiaries have the right to acquire within 60 days of July 1, 1995 through the conversion of the Corporation's 6-1/2% convertible subordinated debentures due 1997. Thermo Electron owned 80.85% of the Common Stock outstanding as of July 1, 1995. Thermo Electron's address is 81 Wyman Street, Waltham, Massachusetts 02254-9046. As of July 1, 1995, Thermo Electron had the power to elect all of the members of the Corporation's Board of Directors.

        (6) Includes 167,411 shares of the common stock of Thermo Remediation which Thermo Electron has the right to acquire within 60 days of July 1, 1995 through the conversion of Thermo Remediation's 4.875% convertible subordinated debentures d ue 2000, and 8,581,376 of such shares which the Corporation owns or has the right to acquire within 60 days through the conversion of Thermo Remediation's 3.875% subordinated convertible notes due 2000.

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





        Disclosure of Certain Late Filings

             Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers , and
        beneficial owners   of more than 10% of  the Common Stock, such as
        Thermo Electron, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during fiscal 1995,
        except in  the  following  instances.    The  initial  report  of
        ownership for one  of the Corporation's   executive officers,  Mr.
        Bruce J. Taunt, failed to include 20.2 shares of Common Stock allocated to his account under the Thermo Electron ESOP, and failed to include 160 shares of Common Stock beneficially held by trust. These deficiencies were corrected in an amendment to his
        Form 3 on January   25, 1995, except for the  trust holdings which
        were  reported on his Form 5 filed in May 1995.  In addition,  the
        1994 Form  5  filed on  behalf  of  Mr. John    N.  Hatsopoulos,  a
        Director and  the Chief  Financial  Officer of  the  Corporation,
        failed  to  report  three  gifts   of  shares  of  Common   Stock
        aggregating  4,000  shares.    The  gifts  were  reported  in  an
        amendment to Mr. Hatsopoulos' Form  5 filed on October 12,  1994.
        Thermo    Electron reported  purchases of  the Corporation's  6-1/2%
        Convertible Subordinated Debentures  late on two  occasions.   It
        reported the  purchase      in  March  1994  of $1,150,000  principal
        amount of such debentures in May  1994 on its Form 5 and  another
        purchase in  March  1995 of  $365,000  principal amount   of  such
        debentures in an amendment filed  seven days late.  In  addition, in converting Form 4 records of the Corporation from a manual system to a computer database, it was discovered that Thermo Electron failed to report the sale in August 1992 of $250,000
        principal  amount   of  the   Corporation's     6-1/2%   Convertible
        Subordinated Debentures    .  The  sale was  reported on the  Form 5
        filed by Thermo Electron in May 1995.

                             EXECUTIVE COMPENSATION

             The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its two other most highly compensated executive officers for the last three fiscal years. No other executive officers of the Corporation who held office during fiscal 1995 met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules for such period.

             The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's

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




        affairs is provided to the Corporation under the Corporate Services Agreement between the Corporation and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table.

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





                           Summary Compensation Table

                                                                 Long Term
                                        Annual Compensation     Compensation


                                                        Securities
                                                        Underlying
                                                        Awards of
                                                        Options of  All Other
        Name and            Fiscal                     Shares and  Compen-
        Principal Position  Year  Salary   Bonus       Company)(1) sation(2)

        John P. Appleton(3) 1995  $146,250 $100,000(3)  30,000(TPI)  $11,171
        President and
        Chief Executive
        Officer             1994  $ 75,533 $ 80,000(3) 185,000(TPI)
                                                        63,000(THN)  $11,115

        Jeffrey L. Powell   1995  $108,000 $ 63,500     10,000(TPI)  $ 6,828
        Vice President                                  15,000(THN)
                                                        15,150(TMO)

                            1994  $101,600 $ 46,675(4)  13,000(TPI)  $ 4,484
                                                        96,000(THN)
                                                         3,750(TMO)

                            1993  $ 97,963 $ 26,000     15,000(TPI)  $ 5,746
                                                         3,375(TMO)

        Bruce J. Taunt(5)   1995  $ 91,000 $ 28,000      4,000(TPI)  $ 5,203
        Vice President,                                  3,000(THN)
        Finance and
        Administration

        (1) Options to purchase Common Stock of the Corporation awarded to executive officers are followed by the designation "TPI". In addition, executive officers of the Corporation have been granted options to purchase common stock of Thermo Electron and certain of its other subsidiaries as part of Thermo Electron's stock option program. Options have been granted during the last three fiscal years to the named executive officers in the following Thermo Electron companies: Thermo

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




             Electron (designated in the table as TMO) and Thermo Remediation (designated in the table as THN). The shares of common stock of Thermo Electron and Thermo Remediation shown in the  table reflect  a three-for-two  split of  each  such
             stock  effected  on  May  24,  1995  and  March  31,   1995,
             respectively.   Dr. Appleton  has served  as an  officer  of
             Thermo Electron since 1975 and has been granted options to purchase shares of the common stock of Thermo Electron and certain of its subsidiaries other than the Corporation from time to time by Thermo Electron or such other subsidiaries. These options are not reported in this table as they were granted as compensation for service to other Thermo Electron
             companies    in capacities  other than in  his capacity as  the
             president and chief executive officer of the Corporation.

        (2) Represents the amount of matching contributions made on behalf of the executive officers participating in Thermo Electron's 401(k) plan.

        (3)  Dr. Appleton  was    appointed  President and  Chief Executive
             Officer of the Corporation effective September 1, 1993. Dr. Appleton is also a vice president of Thermo Electron. Reported in the table under "Annual Compensation" are the total amounts paid to Dr. Appleton for his service in all capacities to Thermo Electron companies since September 1,
             1993.   The  Human  Resources  Committee  of  the  Board  of
             Directors of the Corporation reviews total annual cash compensation to be paid to Dr. Appleton from all sources within the Thermo Electron organization and approves the allocation of a percentage of annual cash compensation (salary and bonus) for the time he devotes to the affairs of
             the Corporation.   For fiscal  1995 and 1994,  85% and  23%,
             respectively, of Dr. Appleton's annual compensation was allocated to the Corporation. Bonuses paid to Dr. Appleton
             reflect  compensation  decisions  based  on  calendar   year
             performance,   in   accordance   with   Thermo    Electron's
             compensation practices for its officers.

        (4) In fiscal 1994, the Corporation changed its compensation practices to make compensation decisions based on fiscal
             year  performance rather than calendar year performance.   As
             a consequence, the bonus paid to Mr. Powell in fiscal 1994 related to a 15-month period from January 3, 1993 through April 2, 1994.

        (5) Mr. Taunt was appointed an executive officer of the Corporation on November 1, 1994.

        Stock Options Granted During Fiscal 1995

             The  following  table  sets  forth  information   concerning
        individual grants of stock options made during fiscal 1995 to the
        Corporation's  chief  executive  officer  and  the  other   named
        executive officers  . It has not been  the Corporation's policy in

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




        the past to grant stock appreciation rights, and no such rights were granted during fiscal 1995.

             Dr. Appleton has served as a vice president of Thermo Electron since 1975 and from time to time has been granted options to purchase common stock of Thermo Electron and certain of its subsidiaries other than the Corporation and Thermo Remediation. These options are not reported in this table as they were granted as compensation for service to other Thermo Electron companies in capacities other than in his capacity as the chief executive officer of the Corporation.

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






                          Option Grants in Fiscal 1995



                                 Percent                   Potential
                                 of                        Realizable
                                 Total                     Value at
                    Number of    Options     Exer-         Assumed Annual
                    Securities   Granted     cise   Expira Rates of Stock
        Name        Underlying   to          Price  -      Price
                    Options      Employe     Per    tion   Appreciation
                    Granted (1)  es in       Share  Date   for Option
                                 Fiscal                    Term
                                 Year                         5%        10%

        John P.     30,000(TPI)    4.6%     $ 8.10 2/16/07 $193,393  $519,638
        Appleton

        Jeffrey L.  10,000(TPI)    1.5%     $ 8.10 2/16/07  $ 64,464 $173,213
        Powell      15,000(THN)   16.5%     $11.43 2/16/07  $136,450 $366,634
                       150(TMO)    0.01%(2) $26.83 7/19/01  $  1,638 $  3,818
                    15,000(TMO)(3) 1.4% (2) $30.07 11/28/06 $358,971 $964,538

        Bruce J.     4,000(TPI)    0.6%    $ 8.10  2/16/07  $ 25,786 $ 69,285
        Taunt        3,000(THN)    3.3%    $11.43  2/16/07  $ 27,290 $ 73,327



        (1)  In addition to the grant of options to purchase Common Stock of the Corporation (designated in the table as TPI), options have been granted during fiscal 1995 to the named executive officers to purchase the common stock of Thermo Electron
             (designated in  the table  as  TMO) and  Thermo  Remediation
             (designated in  the  table as  THN).   All  of  the  options
             granted during the fiscal  year are immediately  exercisable
             at the  date of  grant. However,    the shares  acquired upon
             exercise  are  subject   to  repurchase   by  the   granting
             corporation at the exercise price if the optionee ceases  to be employed by the granting corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. The repurchase rights lapse
             ratably over a  five- to ten-  year period,    depending on the
             option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the

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




             Corporation or another Thermo Electron company. The granting corporation may permit the holders of such options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation. The shares of common stock of Thermo Electron and Thermo Remediation shown in the table reflect a three-for-two split of each such stock effected on May 24, 1995 and March 31, 1995, respectively.

        (2) These options were granted under stock option plans maintained by Thermo Electron and accordingly are reported as a percentage of total options granted to employees of Thermo Electron and its subsidiaries.

        (3) Options to purchase 15,000 shares of the common stock of Thermo Electron granted to Mr. Powell are subject to the
             same terms as  described    in footnote  (1), except  that the
             repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

        Stock Options Exercised During Fiscal 1995

             The following table reports certain information regarding stock option exercises during fiscal 1995 and outstanding stock options held at the end of fiscal 1995 by the Corporation's chief executive officer and the other named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1995.


                 Aggregated Option Exercises In Fiscal 1995 And
                       Fiscal 1995 Year-End Option Values


                                                    Number of  Value Of
                                                    Unexrcsd   Unexrcsd
                                                    Options    In-the
                                      Shares        at Fiscal  Money
                                      Acqrd  Value  Year-end   Options
        Name          Company          on    Rlzd. (Exrcsbl/  (Exrcsbl/
                                      Exrcs         Unexrcsbl) Unexrcsbl)
                                                       (1)



        John P.       Thermo Process   --    --    215,000/0(3) $ 19,500/0
        Appleton (2)
                      Thermo Rmdtion   --    --     63,000/0    $387,450/0

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




        Jeffrey L.    Thermo Process  2,160  $13,651  73,800/0(4) $126,328/0
        Powell
                      Thermo Rmdtion     --  $  --    111,000/0   $615,150/0

                      Thermo Electron 3,375  $63,686   25,650/0(5)$197,808/0

                      Thermo Fbrtk       --     --      2,000/0   $ 21,000/0



        Bruce J.      Thermo Process     --    --      42,000/0(4) $ 49,960/0
        Taunt
                      Thermo Rmdtion     --    --      18,000/0    $ 97,200/0

                      Thermo Electron    --    --       1,875/0    $ 21,747/0



        (1) All of the options reported outstanding at the end of the fiscal year were immediately exercisable at the date of grant. However, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. The repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company.

        (2) Dr. Appleton has served as a vice president of Thermo Electron since 1975 and holds unexercised options to purchase common stock of Thermo Electron and certain of its subsidiaries other than the Corporation and Thermo Remediation. These options are not reported here as they were granted as compensation for service to other Thermo Electron companies in capacities other than in his capacity as the chief executive officer of the Corporation.

        (3)  In addition to  the terms described  in footnote (1)  above,
             shares  acquired  upon   exercise  of   these  options   are
             restricted from resale until Dr. Appleton's retirement.

        (4)  Of these  options  awarded      to  Mr.  Powell  and Mr.  Taunt,
             options to purchase  15,000   shares each  are subject to  the
             following terms in addition  to those described in  footnote
             (1): In the event of the optionee's voluntary resignation or discharge for cause prior to February 8, 1998, all of the shares acquired upon exercise of these options are subject

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




             to repurchase by the Corporation at the exercise price. In addition, all shares acquired upon the exercise of these options are subject to restrictions on resale until February 8, 1998.

        (5)  Options to purchase  15,000 shares  of   the common  stock of
             Thermo Electron granted to Mr. Powell are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

        Severance And Other Agreements

             Thermo Electron has entered  into severance agreements  with several key employees, including Dr. Appleton. These agreements provide severance benefits if there is a change of control of Thermo Electron that is not approved by the Board of Directors of
        Thermo  Electron  and  the  employee's  employment  with   Thermo
        Electron or one of its majority-owned subsidiaries is terminated, for whatever reason, within one year thereafter. For purposes of
        the  agreements,  a  change  of  control  exists  upon  (i)   the
        acquisition of 50% or more of the outstanding common stock of Thermo Electron by any person without the prior approval of the board of directors of Thermo Electron, (ii) the failure of the board of directors of Thermo Electron, within two years after any contested election of directors or tender or exchange offer not
        approved by  the  board of  directors,  to be  constituted   of  a
        majority of directors holding office prior to such event or (iii) any other event that the board of directors of Thermo Electron determines constitutes an effective change of control of Thermo Electron. The benefit under these agreements is stated as an
        initial  percentage  which  was  established  by  the  Board   of
        Directors of Thermo Electron and was generally based upon the employee's age and length of service with Thermo Electron at the
        time of severance.  Benefits  are to  be paid  over   a five-year
        period. The benefit to be paid in the first year is determined by applying this percentage to the employee's highest annual total remuneration in any 12-month period during the preceding
        three years.   This  benefit is  reduced by  10% in  each of  the
        succeeding four years in  which benefits are  paid.  The  initial
        percentage to be so applied to  Dr. Appleton is 40.1%.   Assuming
        severance benefits would have been payable under such  agreements
        as  of  July   1,  1995,   Dr.  Appleton   would  have   received
        approximately $100,000  in the  first  year thereof  from  Thermo
        Electron.


                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Executive Compensation

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





             All  decisions   on  compensation   for  the   Corporation's
        executive officers are made by  the Human Resources Committee  of
        the Board  of  Directors (the  "Committee").     In reviewing  and
        establishing total cash compensation and stock-based compensation
        for executives,   the Committee   follows guidelines established  by
        the Human Resources Committee of the Board of Directors of its parent corporation, Thermo Electron. The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

             The Committee    believes    that the  compensation of
        executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the
        contributions  of  each executive to that success.   In addition,
        the Committee  believes that  base   salaries  should   approximate
        the   mid-point   of competitive  salaries  derived  from  market
        surveys  and   that short-term and  long-term incentive
        compensation should reflect the performance of the Corporation and the contributions of each executive.

             External competitiveness  is  an important  element  of  the
        Committee's compensation  policy.   The  competitiveness  of  the
        Corporation's compensation  for  its executives  is  assessed  by
        comparing  it  to  market  data  provided  by  its   compensation
        consultant and by participating in annual executive compensation surveys, primarily "Project 777", an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates . The majority of firms represented in the Project 777 survey are included in the Standard & Poor's Index, but do not necessarily correspond to the companies included in the Corporation's peer group index.

             Principles of  internal  equity  are  also  central  to  the
        Committee's compensation policies. Compensation considered  for
        the  Corporation's   officers, whether  cash  or stock-based
        incentives, is also evaluated by comparing it to compensation  of
        other     executives  within the  Thermo Electron organization  with comparable levels of responsibility for comparably sized business units.

             The process for determining each of these elements for the Corporation's executive officers is outlined below.

             Base Salary

             Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity to the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other
        considerations, such  as  geographic  or    regional  market  data,
        industry   trends or internal  fairness within the Corporation  and
        Thermo Electron.  It is the Committee's intention that over  time

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




        the base salaries for the Chief Executive Officer and its other named executive officer will approach the mid-point of competitive data. The salary increases in fiscal 1995 for the chief executive officer and the other named executive officers generally reflect this practice of gradual increases and moderation.

             Cash Bonus

             The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine
        salaries.   Specifically, the  median  potential bonus  plus the
        salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar
        position  and  level  of  responsibility  in  businesses   having
        comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from minus one to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The Committee exercises its discretion by evaluating each executive's performance using a methodology developed by its parent corporation, Thermo Electron,
        and applied  throughout the  Thermo Electron  organization.   The
        methodology incorporates measures of operating returns, designed to measure profitability, contributions to shareholder value, and
        earnings growth,   and includes an  evaluation of the contributions
        of each executive that are not captured by operating measures but are considered important to the creation of long-term value for
        the stockholders.     These  measures of  achievements    are  not
        financial targets that are  met, not  met or  exceeded, but  are
        measures  of  corporate  and  divisional  performance  that   are
        evaluated using graphs   developed by Thermo  Electron designed to
        reward performance that is perceived as above average and to penalize performance that is perceived as below average. The relative weighting of these achievements varies depending on the executive's role and responsibilities within the organization.

             The bonuses for named executive officers approved by the Committee with respect to fiscal 1995 performance in each instance exceeded the median potential bonus.

        Stock Option Program

             The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock of the Corporation and other Thermo Electron companies.

             The Committee and management believe that awards of stock options to purchase the shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, and closely

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




        aligns management's interests to the interests of all the Stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term. The Committee believes stock option awards in its subsidiary, Thermo Remediation and its parent corporation, Thermo Electron, and the other majority-owned subsidiaries of Thermo Electron, are an important tool in providing incentives for performance within the entire organization.

             In determining awards, the Committee considers the average annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that
        vest in the  next five years.   (Values are  established using  a
        modified Black-   Scholes option pricing  model.)  As  a guideline ,
        the Committee strives to maintain the aggregate amount of awards to all employees over a five-year period below 10% of the Corporation's outstanding common stock, although other factors such as unusual transactions and acquisitions and standards for awards of comparably situated companies may affect the number of awards granted.

             Awards are not made annually in conjunction with the  annual
        review of  cash  compensation, but  are made periodically.    In
        determining awards from time to time, the Committee considers total compensation of executives, actual and anticipated contributions of each executive, as well as the value of previously awarded options as described above . The option awards made with respect to the common stock of the Corporation's parent, Thermo Electron, and its subsidiary, Thermo Remediation, were determined by the human resources committee of the board of directors of each such company using a similar analysis.

        Policy on Deductibility of Compensation

             The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executive in excess of $1 million, unless the compensation
        qualifies as "performance based".   The annual cash  compensation
        paid to individual executives does not approach the $1 million threshold , and it is believed that the stock incentive plans of the Corporation qualify as "performance based". Therefore, the
        Committee does not  believe any  further   action is  necessary in
        order to comply with Section 162 (m). From time to time, the Committee will reexamine the Corporation's compensation practices and the effect of Section 162(m).

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





        Ceo Compensation

             Cash compensation for Dr. Appleton  is reviewed by both  the
        Committee and the human resources committee of the board of directors of Thermo Electron, due to his responsibilities as both the Corporation's chief executive officer and as a vice president
        of Thermo  Electron.   Each  committee evaluates  Dr.  Appleton's
        performance and proposed compensation using a process similar  to
        th   at used for  the other executive  officers of the  Corporation.
        At the    Thermo Electron level,  Dr. Appleton is  evaluated on his
        performance related to the Corporation as well as other operating units of Thermo Electron for which he is responsible, weighted in accordance with the amount of time and effort devoted to each operation. The Corporation's Committee then reviews the analysis and determinations of the Thermo Electron committee, makes an independent assessment of Dr. Appleton's performance as it relates to the Corporation using criteria similar to that used for the other  executive officers  of the  Corporation, and  then
        agrees  to   an   appropriate  allocation   of   Dr.   Appleton's
        compensation to be paid by the Corporation.

             In December 1994, the Committee conducted its review  of Dr.
        Appleton's   proposed  salary for  calendar  1995 and  bonus  for
        calendar 1995  performance.    The  Committee  concurred  in  the
        recommendations made by the Thermo Electron committee and agreed to an allocation of 70% of Dr. Appleton's total cash compensation for calendar year 1994 to the Corporation, based on his relative responsibilities at the Corporation (including management of the
        former Thermo Terra Tech joint   venture   - see "Relationship With
        Affiliates") and Thermo Electron.   Because Dr. Appleton's  bonus
        for calendar 1994 performance is paid in calendar 1995, 70% of such bonus has been allocated to the Corporation. The Committee believes that the total cash compensation for Dr. Appleton for calendar 1994 tends to be below the competitive norm for a similarly sized company with performance comparable to that of the Corporation, and prefers that a significant portion of total compensation be awarded in the form of long-term incentive compensation, such as stock options.


                         Mr. Donald E. Noble (Chairman)
                             Dr. Warren M. Rohsenow
                            Mr. Polyvios C. Vintiadis

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




                          COMPARATIVE PERFORMANCE GRAPH

             The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the American Stock Exchange Market Value Index and a peer group of companies consisting of Ecology & Environmental Inc., Groundwater
        Technology Inc.,  International Technology  Inc.,   Safety Kleen
        Corp. and Roy F. Weston Inc.

        Comparison of 1990-1995 Total Return Among Thermo Process Systems
                                     Inc.,
                 the American Stock Exchange Market Value Index
                        and the Corporation's Peer Group


        [graph appears here]























                    3/31/90   3/28/91  3/27/92 4/1/93   3/31/94 3/31/95

        TPS         100       68       51      57       53      54

        AMEX        100       99       109     117      122     128


        PEER GROUP  100

             The total return for the Corporation's Common Stock (TPS), the American Stock Exchange Market Value Index (AMEX) and the Corporation's Peer Group (PEER GROUP) assumes the reinvestment of

                                       25
PAGE
        dividends, although dividends have not been declared on the Corporation's Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange ("AMEX"). The Corporation's Common Stock is traded on the AMEX under the ticker symbol "TPS".


















































                                       26
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




                          RELATIONSHIP WITH AFFILIATES

             Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, the Corporation has created Thermo Remediation as a
        majority-owned publicly  held subsidiary.    F  rom time  to time,
        Thermo  Electron   and  its   subsidiaries  will   create   other
        majority-owned subsidiaries as part of its spinout strategy. (The Corporation and the other Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries".)

             Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

             To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron is also responsible for establishing internal policies and procedures. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries

                                       27
PAGE
        is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

             The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. A subsidiary's participation in the Charter will terminate in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

             As provided  in  the  Charter, the  Corporation  and  Thermo
        Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee
        benefit  administration,  tax  advice  and  preparation  of   tax
        returns, centralized cash  management and  certain financial  and
        other services to the Corporation.    Prior to January 1, 1995,
        the Corporation was assessed an annual fee equal to 1.25% of the Corporation's revenues for these services. Effective January 1, 1995, the fee has been reduced to 1.2% of the Corporation's revenues. The fee is reviewed annually and may be changed by
        mutual agreement of the Corporation and Thermo Electron.   During
        fiscal 1995, Thermo Electron assessed the Corporation $ 1,653,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are representative of the expenses the Corporation would have incurred on a stand-alone basis. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Corporation based on charges attributable to the Corporation.
        The  Services  Agreement  automatically  renews  for   successive
        one-year terms, unless canceled by the Corporation upon 30  days'
        prior notice.   In  addition, the  Services Agreement  terminates
        automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid by the Corporation for services under the
        Services  Agreement   for   the  nine-month   period   prior   to

                                       28
PAGE
        termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

              From time to time, the Corporation may transact business in the ordinary course with other companies in the Thermo Group. All such transactions are on terms comparable to those the Corporation would receive from unaffiliated parties.

             As of April 1, 1995, $30,802,000 of the Corporation's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Corporation in effect lends
        excess  cash   to   Thermo  Electron,   which   Thermo   Electron
        collateralizes  with   investments  principally   consisting   of
        corporate notes, U.S. government agency securities, money  market
        funds,   commercial paper and other  marketable securities, in the
        amount of at least 103% of such obligation. The Corporation's funds subject to the repurchase agreement are readily convertible into cash by the Corporation and have a maturity of three months or less. The repurchase agreement earns a rate based on the Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

             The  Corporation  leases   or  subleases   two  office   and
        manufacturing facilities  from Thermo Electron.  The total rental
        payments made to  Thermo   Electron during  fiscal year 1995  under
        these agreements was $537,000.

             The  Corporation  and   Thermo  Electron   entered into  a
        development agreement under which Thermo Electron agreed to fund up to $4,000,000 of the direct and indirect costs of the
        Corporation's  development  of  soil-remediation  centers.     In
        exchange  for  this  funding,  the  Corporation  granted   Thermo
        Electron a royalty equal to approximately 3% of net revenues from soil-remediation services performed at the centers developed
        under this  agreement.   The royalty  payments may  cease if  the
        amounts paid by the Corporation yield a certain internal rate  of
        return  to  Thermo  Electron  on   the  funds  advanced  to   the
        Corporation under this  agreement.    The Corporation paid  Thermo
        Electron royalties of $432,000 in fiscal 1995.

             In February  1995,  the  Corporation  acquired  all  of  the outstanding capital stock of Engineering, Technology and Knowledge Corporation and its subsidiary, Elson T. Killam Associate Inc. ("Killam") from Nord Est S.A., a French industrial company, for $12,566,000 in cash and a zero coupon promissory note with a then-present value of $22,300,000. In a related transaction, certain members of Killam's senior management exchanged options to purchase Killam's common stock for options to purchase the Corporation's Common Stock and canceled other options in exchange for cash payments in the aggregate amount of

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




        $1,922,000.  The  Corporation borrowed  the cash  portion of  the
        purchase  price,  including  cash   used  to  collateralize    the
        promissory note delivered to Nord Est S.A., from Thermo Electron through the issuance of a $38,000,000 promissory note that bears interest at the Commercial Paper Composite Rate as announced from time to time by Merrill Lynch Capital Markets plus 25 basis
        points and  is due  June  1, 1997.   As of  April 1, 1995, the
        Corporation owed Thermo Electron an aggregate of $56,116,000.

             Effective April 2, 1995, the Corporation agreed to dissolve the Thermo Terra Tech joint venture with Thermo Instrument Systems Inc. ("THI"), another subsidiary of Thermo Electron, and to purchase the businesses originally contributed to the joint
        venture by THI    and formerly operated  by the joint  venture from
        THI for $34,267,000 in cash.  The purchase price was based on the
        Corporation's  determination  (as  approved   by  its  Board   of
        Directors) of the fair market value of the businesses, and the terms of the agreement for the purchase were determined by arms'
        length negotiation  among  the parties.    As a  result  of  this
        transaction, the  Corporation  increased  its  ownership  in  the
        businesses operated by the joint venture  from 51% to 100%.   The
        Corporation borrowed the purchase price from Thermo Electron through the issuance of a $35,000,000 promissory note that bears interest at the Commercial Paper Composite Rate as announced from
        time to  time by  Merrill  Lynch Capital  Markets   plus 25  basis
        points and is due May 13, 1997.

             Thermo  Electron   owned   approximately   80.85%   of   the
        Corporation's outstanding Common Stock on July 1, 1995.


                                 - PROPOSAL 2 -

             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                      TO CHANGE THE NAME OF THE CORPORATION


             The  Corporation's  Board  of  Directors  has  proposed  an
        amendment    to the  Corporation's   Certificate of  Incorporation to
        change the name of  the Corporation to  "Thermo Terra Tech  Inc."
        and has recommended that the Stockholders approve the  amendment.
        The Board of Directors has recommended this change in the Corporation's name to more accurately reflect the Corporation's
        principal business.  If the  name  change is  approved   by  the
        Stockholders, the Corporation's    ticker  symbol on  the American
        Stock Exchange will be changed to "TTT".

        Amendment to the Certificate of Incorporation

             It is proposed that the name change be effected by amending Article First of the Corporation's Certificate of Incorporation to read as follows:

             "The name by which the corporation shall be known is Thermo Terra Tech Inc."

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





        Recommendation

             The Board  of Directors  believes that  the name  change  to
        Thermo  Terra  Tech  Inc.  is  in  the  best  interests  of   the
        Corporation  and  its  Stockholders   and  recommends  that   the
        Stockholders vote  FOR   adoption of the proposed  name change. If
        not otherwise specified,  proxies will be  voted  FOR  approval of
        this  proposal.    Thermo  Electron,  which  beneficially   owned
        approximately  ___%  of  the  outstanding  Common  Stock  as   of
        September 5, 1995, has sufficient votes to approve the proposed name change and has indicated its intention to vote for the proposal.

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





                                 - PROPOSAL 3  -

                PROPOSAL TO AMEND THE DIRECTORS STOCK OPTION PLAN

              The Board of Directors has approved amendments to the Corporation's Directors Stock Option Plan (the "Directors Plan") that would change the formula for granting stock options to purchase Common Stock of the Corporation to its outside Directors and would also provide for the automatic grant of stock options
        to purchase    common stock  of majority-owned subsidiaries  of the
        Corporation created from time to time to its outside Directors, subject to Stockholder approval at this Meeting.

             In December 1994, as part of a review of director compensation, the Board of Directors adopted amendments to the Directors Plan, subject to Stockholder approval. The amendments would first change the formula by which stock options to purchase Common Stock are automatically granted to outside Directors. The formula, as amended, would reduce the size of the initial grant of options to purchase shares of Common Stock from 40,000 to 16,000 shares for new Directors appointed in 1995, to 8,000 shares for new Directors appointed in 1996, and eliminate entirely the initial grant in 1997. In addition, the formula, as amended, would eliminate the meeting attendance grants previously awarded quarterly to outside Directors under the Directors Plan, and also provide for the automatic grant to its outside Directors of stock options to purchase 1,500 shares of common stock of majority-owned subsidiaries of the Corporation spunout from time to time.

             The  review of  director  compensation  was  conducted   in
        conjunction with an overall review of director compensation for Thermo Electron and its majority-owned subsidiaries. The purpose of the review was to evaluate compensation practices for the entire Thermo Electron family of companies, compare total cash compensation to comparable market data and ensure consistent and
        internally equitable   compensation practices  among the companies
        within the  Thermo  Electron  family.   In connection  with  the
        revision of the option program for Directors, it was also agreed to discontinue the quarterly determination and award of stock options based on attendance at meetings of the Board of Directors and its committees, effective as of January 1, 1995. In addition, the Directors approved the award of a fixed number of stock options in majority-owned subsidiaries that may be spunout from time to time as part of the corporate spinout strategy of the Corporation and Thermo Electron.

             The spinout of business units represents an integral part of the Corporation's strategy, and the Corporation believes it is desirable and in the best interests of the Corporation and its Stockholders that the outside Directors of the Corporation have a personal equity interest in potential future spinout companies of
        the Corporation .   The Board of Directors believes that the award
        of stock options to  key personnel and  Directors in its  spinout

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




        companies created from time to time serves to motivate individuals to contribute significantly to the Corporation's future growth and success and to align the long-term interest of these individuals to those of all the Stockholders of the Corporation. Consistent with its incentive structure for its key employees and executives of the Corporation, it is recommended that provision be made for the award of stock options to outside Directors in potential future spinout companies by amending the Directors Plan.

        Summary of the Amendments to the Directors Plan

             The full text of the Directors Plan as amended and restated is set forth in Appendix A, to which reference is made. A brief description of the amendments to the Directors Plan follows (the "Amendments"), but is qualified in its entirety by reference to the full text of the plan. Except as amended, the Directors Plan will continue in full force and effect. A brief description of the material terms of the Directors Plan that are not affected by the Amendments are summarized under the heading "Other Terms of the Directors Plan." The closing price of the Common Stock on September 5, 1995, was $_____ per share.

             Initial Grant of Corporation Options

             New Directors presently are automatically awarded options to purchase 40,000 shares of Common Stock upon their appointment or election. The Amendments would reduce this amount to 16,000 shares for new Directors appointed in 1995, and further reduce the size of the grant to new Directors by 8,000 shares each year thereafter until 1997, when the initial grant would be eliminated entirely. Options may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the fifth anniversary of the grant date (rather than the seventh anniversary as is currently the case). Options will be subject to restrictions on resale and to the repurchase by the Corporation of the shares subject to option at the exercise price if the Director ceases to
        serve as a Director  of the   Corporation, Thermo    Electron or any
        subsidiary   of Thermo Electron  , for any reason other  than death.
        The restriction  and  repurchase  rights  shall  lapse   in  equal
        installments of 8,000 shares starting with the first  anniversary
        o f the gran t date, provided the Director has continuously served
        as  a  Director  of  the  Corporation    ,  Thermo  Electron  or  any
        subsidiary of Thermo   Electron since the grant  date.  The option
        exercise price shall be determined   by the average closing   price
        of the Common Stock on the  American Stock Exchange for the  five
        trading days  preceding and  including the  date of   the  Annual
        Meeting of Stockholders.

             Annual Grant of Corporation Options

             The Amendments will discontinue, as of January 1, 1995, the quarterly grant of stock options to purchase Common Stock of the Corporation based on attendance by outside Directors at meetings

                                       33
PAGE
        of the Board of Directors or its committees. The annual award of options to purchase 1,000 shares of Common Stock to each eligible Director as of the close of business on the date of the Corporation's Annual Meeting of Stockholders would be retained, although the terms of the award would be modified . Options may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date (reduced from the present seven year term). Options will be subject to restrictions on resale and to the repurchase by the Corporation of the shares subject to option at the exercise price if the Director ceases to serve as a director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron, for any reason other than death, within one year from the date of grant. The option exercise price shall be determined by the average closing price of the Common Stock on the American Stock Exchange for the five trading days preceding and including the date of the Annual Meeting of Stockholders.

             Grant of Subsidiary Options

             The Amendments also provide that options to purchase shares of the common stock of majority-owned subsidiaries of the Corporation will be granted automatically to eligible outside Directors at the close of business on the date of the first Annual Meeting of Stockholders following the spinout of the subsidiary (referred to as the "Spinout Subsidiary"), and at the close of business on the date of every fifth Annual Meeting of Stockholders thereafter during the continuation of the plan. A "spinout" shall be the first to occur of either a public offering of the subsidiary's common stock or a private placement of such stock primarily to third parties in an arms-length transaction. At the close of business on the date of the applicable Annual Meeting of Stockholders, options to purchase 1,500 shares of common stock of the Spinout Subsidiary will be granted to each eligible outside Director holding office immediately following the meeting. In addition, Thermo Remediation shall be deemed to be a spinout subsidiary and stock option grants will be made in accordance with the Directors Plan commencing with the Corporation's 1995 Annual Meeting of Stockholders. A Director who is also a director of a Spinout Subsidiary will not be eligible to receive options to purchase stock of that subsidiary under the Directors Plan, although he or she will be eligible for options granted under a comparable formula plan adopted by the subsidiary. The exercise price for options will be determined by the average of the closing prices reported by the American Stock Exchange (or other principal market on which such common stock is then traded) for the five trading days immediately preceding the date on which the option is granted or, if the shares are not then traded, at the last price paid per share by independent investors in an arms-length private placement of common stock prior to the option grant under the Directors Plan. Options to purchase the common stock of a Spinout Subsidiary will vest and be exercisable upon the fourth anniversary of the grant date, unless the common stock underlying the option grant is registered

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        under Section  12 of  the  Securities Exchange  Act of  1934,  as
        amended ("Section 12 Registration") prior to such date.   Section
        12 Registration is normally a prerequisite to the public trading of a security. In the event that the effective date of Section 12 Registration occurs prior to the fourth anniversary of the grant date, then the option will become immediately exercisable and the shares acquired upon exercise will be subject to restrictions on transfer and the right of the Corporation to repurchase such shares at the exercise price in the event the Director ceases to serve as a Director of the Corporation, Thermo
        Electron or any subsidiary  of Thermo Electron.   In such  event,
        the restrictions and repurchase rights shall lapse or be deemed to have lapsed at the rate of 25% per year, starting with the first anniversary of the grant date, provided the Director has continuously served as a Director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron since the grant date. The option will expire on the fifth anniversary of the grant date, unless the Director dies or otherwise ceases to serve as a Director of the Corporation, Thermo Electron or any subsidiary of Thermo Electron prior to that date.

        Other Terms of the Directors Plan

             A brief description of the other principal features of the Directors Plan that are not affected by the Amendment follows, but it is qualified in its entirety by reference to the full text set forth in Appendix A.

             Eligibility; Administration

             Directors of the Corporation who are not employees of the Corporation or any subsidiary or parent corporation of the Corporation are eligible to participate in the Directors Plan. The Directors Plan is administered by the Board of Directors of the Corporation (the "Board"). All questions of interpretation of the Directors Plan or of any options granted pursuant to the Plan are determined by the Board.

             Terms and Conditions of Options

             The exercise price for options is determined by the average of the closing prices reported by the American Stock Exchange (or other principal exchange in which the Common Stock is then traded) for the five trading days immediately preceding and including the date the option is granted, or, if the shares underlying the option are not so traded, at the last price paid per share by third parties in an arms-length transaction with the Corporation or the applicable subsidiary prior to the option grant. The exercise price of options granted under the Directors Plan must be paid in full by check or by the delivery of shares of Common Stock (or shares of the common stock of the applicable subsidiary) that have a fair market value on the exercise date equal to the exercise price of the option. Stock options granted under the plan are intended to be non-statutory stock options. If a Director dies or otherwise ceases to serve as a Director of

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        the Corporation,  Thermo Electron  or  any subsidiary  of  Thermo
        Electron, or the Corporation is liquidated, the options will terminate. Options are evidenced by a written agreement and are subject to transfer restrictions that lapse as to all of the shares on the first anniversary of the grant date, as to annual grants of options to purchase Common Stock of the Corporation, and ratably over a four-year period as to options to purchase common stock of Spinout Subsidiaries of the Corporation, as described above under the caption "Grant of Subsidiary Options." Option holders will be permitted to tender shares of Common Stock (or shares of the common stock of the applicable subsidiary) to satisfy withholding tax obligations, if any.

             Change in Control Provisions

             If there is a "Change in Control" of the Corporation or its parent corporation, Thermo Electron, as defined in the Directors Plan, any stock options that are not then exercisable and fully vested will become fully exercisable and vested; and the restrictions applicable to shares purchased upon exercise of options will lapse and such shares will be free of restrictions and fully vested. Generally, a "Change in Control" occurs if (1) any person other than Thermo Electron becomes the beneficial owner of 50% or more of the outstanding Common Stock of the Corporation, or any person becomes the beneficial owner of 25% or more of the outstanding common stock of Thermo Electron, without the prior approval of the Board of Directors, or the board of directors of Thermo Electron, as the case may be, (2) during any two-year period the individuals who constituted the Board of Directors or the board of directors of Thermo Electron at the beginning of such period no longer represent a majority of such board, or (3) the Board of Directors or the board of directors of Thermo Electron determines that any other event constitutes an effective change in control of the Corporation or Thermo Electron.

             Amendment and Termination

             The Directors Plan remains in full force and effect until suspended or discontinued by the Board. The Board may at any time or times amend or review the Directors Plan, provided that no amendment that is not approved by the Stockholders of the Corporation shall be effective if it would cause the Directors Plan to fail to satisfy the requirements of Rule 16b-3 (or any successor rule) of the Securities Exchange Act of 1934, as amended. No amendment of the Directors Plan or any agreement evidencing options granted under the Directors Plan may adversely affect the rights of any recipient of any option previously granted without such recipient's consent.

             Shares Subject to the Directors Plan

             The number of shares of the Common Stock that has been reserved for issuance under the Directors Plan is 75,000 shares.
        If the  Amendments to  the  Directors Plan  are   approved  by the

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




        Stockholders at this Meeting, an additional 25,000 shares of the common stock of each Spinout Subsidiary created from time to time will also be reserved for transfer upon exercise of options granted thereunder. Options and shares that are forfeited or otherwise reacquired by the Corporation will again be available for the grant of options under the Directors Plan. If the outstanding shares of Common Stock or the outstanding shares of common stock of any Spinout Subsidiary are increased, decreased or exchanged for a different number or kind of shares or other securities through  merger,  consolidation,  stock  split,  stock
        dividend,  reverse  stock   split  or  other  distribution,  an
        appropriate proportionate adjustment may be made in the maximum number or kind of shares reserved for issuance under the Directors Plan.

             The proceeds received by the Corporation from exercises under the Directors Plan will be used for the general purposes of the Corporation. Shares issued under the Directors Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury.

             Effective Date

             The Amendments will be effective as of January 1, 1995, if approved by the Stockholders of the Corporation at this meeting.

        Federal Income Tax Consequences

             The following is a summary of the principal current Federal income tax consequences of stock options granted under the
        Directors  Plan.     It  does  not   describe  all  Federal   tax
        consequences under the Directors Plan, nor does it describe state, local or foreign tax consequences.

             The stock options granted under the Directors Plan are non-statutory stock options and therefore no income will be realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income will be realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Corporation receives a tax deduction for the same amount, and, upon disposition of the shares, appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain depending on how long the shares have been held.

        New Plan Benefits

             Only the outside Directors of the Corporation are eligible to participate in the Directors Plan. The following table sets forth, to the extent determinable, the number of shares of the Common Stock of the Corporation that will be granted under the Directors Plan in the first year the Amendments are in effect to the "non-executive Director Group" if the Amendments are approved by the Stockholders. Named executive officers and other employee

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




        groups are not set forth in the table as such persons and groups are not eligible to receive options under the Directors Plan.


        Name and Position         Dollar Value Number of    Spinout
                                  ($)          Shares       Subsidiary

        Non-Executive Director    (1)          4,500        Thermo
        Group (3 persons)                                   Remediation

        __________________
        (1) Because the exercise price of options to be granted under the Directors Plan will reflect the market value of the underlying stock at the time of the grant, the dollar value of such options is not currently determinable.

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





        Recommendation

             The Board of Directors believes  that the Amendments to  the
        Directors  Plan  will  enable  the  Corporation  to  ensure   the
        continued services and contributions of its outside Directors and to attract and retain other highly qualified individuals to serve as outside Directors from time to time. Accordingly, the Board of Directors believes that the proposal is in the best interest of the Corporation and its Stockholders and recommends that the Stockholders vote "FOR" the approval of the Amendments to the Directors Plan to change the formula for the grant of stock options to purchase Common Stock of the Corporation to outside Directors and to provide for the automatic grant to outside
        Directors  of   options  to   purchase   common  stock   of   the
        Corporation's majority-owned subsidiaries created from time to time. If not otherwise specified, Proxies will be voted FOR
        approval of this proposal.    Thermo Electron, which beneficially
        owned approximately __% of the outstanding Common Stock as of September 5 , 1995, has sufficient votes to approve the proposal and has indicated its intention to vote for the proposal.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

             The Board of Directors has appointed Arthur Andersen LLP  as independent public accountants for  fiscal 1996. Arthur  Andersen
        LLP  has  acted  as   independent  public  accountants  for  the
        Corporation since its inception in 1986. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. The Board of Directors has established an Audit Committee, presently consisting of two outside Directors, the purpose of which is to review the scope and results of the audit.

                                  OTHER ACTION

             Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the Proxy holders to vote shares represented by the Proxies in the discretion of such Proxy holders.

                              STOCKHOLDER PROPOSALS

             Proposals of Stockholders intended to be presented at the 1996 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the Proxy Statement and form of Proxy relating to that meeting no later than April 16, 1996.

                             SOLICITATION STATEMENT

             The cost of this solicitation of Proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but

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




        regular employees of the Corporation may solicit Proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.



        Livonia, Michigan
        September ___, 1995

                                                          APPENDIX A

                           THERMO PROCESS SYSTEMS INC.

                           DIRECTORS STOCK OPTION PLAN

            (As amended and restated effective as of January 1, 1995)




        1.   Purpose

             The purpose of this Directors Stock Option Plan (the "Plan") of Thermo Process Systems Inc. (the "Company") is to encourage ownership in the Company by non-management Directors of the Company whose services are considered essential to the Company's growth and progress and to provide them with a further incentive to become Directors and to continue as Directors of the Company. The Plan is intended to be a nonstatutory stock option plan.

        2.   Administration

             The Board of Directors, or a Committee (the "Committee") consisting of two or more Directors of the Company appointed by the Board of Directors, shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the options to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any stock options granted under it shall be determined by the Board of Directors or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

        3.   Participation in the Plan

             Directors of the Company who are not employees of the Company or any subsidiary or parent of the Company shall be eligible to participate in the Plan.

        4.   Stock Subject to the Plan

             The maximum number of shares which may be issued under the Plan shall be seventy-five thousand (75,000) shares of the Company's $.10 par value Common Stock (the "Common Stock") and twenty-five thousand (25,000) shares of the common stock of each Spinout Subsidiary (as defined in Section 5(B)) as of the date of the Annual Meeting of Stockholders on which options to purchase such common stock are first granted to eligible Directors as provided in Section 5(B), each subject to adjustment as provided in Section 9. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any option expires or terminates for any reason without having been

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        exercised in full, the  unpurchased shares subject thereto  shall again be available for options thereafter to be granted.

        5.   Terms and Conditions

             A.   Annual Stock Option Grants.

             Each Director of the Company  who meets the requirements  of
        Section 3 and who is holding office immediately following the Annual Meeting of Stockholders shall be granted an option to purchase 1,000 shares of the Common Stock of the Company at the
        close of business on  the date of such  Annual meeting.   Options
        granted under this Subsection A  shall    be exercisable as to 100%
        of the shares subject to the option as set forth in Section 5(C)(1), but shares acquired upon exercise are subject to repurchase by the Company at the exercise price if an Optionee ceases to serve as a director of the Company, Thermo Electron Corporation or any subsidiary of Thermo Electron Corporation, prior to the first anniversary of the grant date, for any reason other than death or disability.

             B.   Subsidiary Stock Option Grants.

             Each Director of the Company  who meets the requirements  of
        Section 3 and this Section 5(B ), from time to time in accordance
        with this Section 5(B   ), shall be granted  an option to  purchase
        shares of the common stock of each majority-owned subsidiary of the Company, the common stock of which shall have become publicly traded or a portion of which shall have been sold primarily to third parties in a private placement or other arms-length transaction (such transaction being referred to herein as a "Spinout Transaction", and such subsidiary being referred to herein as a "Spinout Subsidiary"), upon the following terms and conditions.

             Each eligible Director who is not a Director of the Spinout Subsidiary shall be granted an option to purchase 1,500 shares of common stock of the Spinout Subsidiary as of the close of
        business  on  the  date  of  the  Company's  Annual  Meeting   of
        Stockholders that first occurs after the Spinout Transaction, and also as of the close of business on the date of every fifth Annual Meeting of Stockholders of the Company that occurs
        thereafter during the  duration of  this Plan.    For  purposes of
        this Section 5(B), options to purchase common stock of Thermo Remediation Inc., a majority owned subsidiary of the Corporation, shall first be granted as of the close of business on the date of the Company's 1995 Annual Meeting of Stockholders.

             Options granted under this Section 5(B ) shall vest and be exercisable as to 100% of the shares of common stock subject to the option on the fourth anniversary of the grant date of the option, unless, prior to such anniversary, the underlying common stock shall have been registered under Section 12 of the Securities and Exchange Act of 1934, as amended (referred to

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





        herein as "Section  12 Registration").   From and  after 90  days
        after the effective date of Section 12 Registration, options granted hereunder shall be immediately exercisable as to 100% of the shares subject to the option, subject to the right of the
        Company to repurchase the shares at the exercise price in the event the Optionee ceases to serve as a director of the Company, or any subsidiary of the Company or Thermo Election during the
        option term.   The  right of  the Company  to so  repurchase  the
        shares shall lapse as to one-fourth of the shares granted on each of the first, second, third and fourth anniversaries of the grant
        date  of  the   option,  provided  the   Optionee  has   remained
        continuously a director of the Company, Thermo Electron or any subsidiary of Thermo Electron since the grant date. In all other respects, the option shall be subject to the general terms and conditions applicable to all option grants as set forth below in
        Section 5(C ), including the determination of the exercise price of such option.

             No Director, who is otherwise eligible under Section 3, shall be eligible under this Section 5(B ) to receive grants of stock options in Spinout Subsidiaries, if such Director also serves as a director of such Spinout Subsidiary.

             In the event any subsidiary shall become a "Spinout Subsidiary" as defined herein, then there shall be immediately reserved for transfer hereunder, on the date options to purchase common stock of the Spinout Subsidiary are first granted to eligible Directors and without further action required by the Board of Directors or Stockholders of the Company, twenty-five thousand (25,000) shares of the common stock of such Spinout Subsidiary.

             C.   General Terms and Conditions Applicable to All Grants.

             1. Except as otherwise provided in Section 5(B ), options shall be exercisable at any time from and after the six-month anniversary of the grant date and prior to the date which is the earliest of:

                  (a)   three  years after  the  grant date  for  options
                  granted under  Section 5(A   ) and  five years  after the
                  grant date for options granted under Section 5(B),  (b)
                   three  months after  the  later of  the date  (i)  the
                  Optionee either  ceases  to meet  the  requirements  of
                  Section 3  or  (ii)  otherwise ceases  to  serve  as  a
                  director  of  the  Company,  Thermo  Electron  or   any
                  subsidiary of Thermo Electron (six months in the event the Optionee ceases to meet the requirements of this Subsection by reason of his death), or (c) the date of dissolution or liquidation of the Company.

             2. The exercise price at which Options are granted hereunder shall be the average of the closing prices reported by the national securities exchange on which

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





                  the common stock is principally traded for the five trading days immediately preceding and including the date the option is granted or, if such security is not traded on an exchange, the average last reported sale price for the five-day period on the NASDAQ National Market List, or the average of the closing bid prices for the five-day period last quoted by an established quotation service for over-the-counter securities, or if none of the above shall apply, the last price paid for shares of the Common Stock by independent investors in a private placement; provided, however, that such exercise price per share shall not be lower than the par value per share or less than 50% of the fair market value of the Common Stock until such time as the Company elects to be subject to Rule 16b-3 as amended by SEC Rel. No. 33-28869.

             3. All options shall be evidenced by a written agreement substantially in such form as shall be approved by the Board of Directors or Committee, containing terms and conditions consistent with the provisions of this Plan.

        6.   Exercise of Options

             A.   Exercise/Consideration

             An option may be exercised in accordance with its terms by written notice of intent to exercise the option, specifying the number of shares of stock with respect to which the option is then being exercised. The notice shall be accompanied by payment in the form of cash or shares of the Company's Common Stock (the "Tendered Shares") with a then current market value equal to the exercise price of the shares to be purchased; provided, however, that such Tendered Shares shall have been acquired by the Director more than six months prior to the date of exercise (unless such requirement is waived in writing by the Company). Against such payment the Company shall deliver or cause to be delivered to the Director a certificate for the number of shares then being purchased, registered in the name of the Director or other person exercising the option. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Director to take any action in connection with shares being purchased upon exercise of the option, exercise of the option and delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which shall be taken at the Company's expense.

             B.   Tax Withholding

             The Board of Directors or Committee will have the right to require that the person exercising an option under the Plan remit to the Company an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, or make

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





        other arrangements satisfactory to the Company with regard to such requirements, if any, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board of Directors or Committee may permit the person exercising an option under the Plan to elect at such time and in such manner as the Board of Directors or Committee may provide to have the Company hold back from the shares to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement.

        7.   Transferability

             Options shall not be transferable, otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder ("Qualified Domestic Relations Order"). Options may be exercised during the life of the Optionee only by the Optionee or a transferee pursuant to a Qualified Domestic Relations Order.

        8.   Limitation of Rights to Continue as a Director

             Neither the Plan, nor the quantity of shares subject to options granted under the Plan, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

        9.   Changes in Common Stock

             If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate proportionate adjustment may be made in the maximum number or kind of shares reserved for issuance under the Plan. No fractional shares will be issued under the Plan on account of any such adjustments.

        10.  Limitation of Rights in Option Stock

             The Optionees shall have no rights as stockholders in respect of shares as to which their options shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan or the written agreement evidencing options granted hereunder.

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






        11.  Stock Reserved

             The Company shall at all times during the term of the options reserve and keep available such number of shares of the Common Stock as will be sufficient to permit the exercise in full of all options granted under this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

        12.  Securities Laws Restrictions

             A.   Investment Representations.

             The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the shares subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

             B.   Compliance with Securities Laws.

             Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

        13.  Change in Control

             A.   Impact of Event

             In the event of a "Change in Control" as defined in Section 13(B), the following provisions shall apply, unless the agreement evidencing the Award otherwise provides:

             (a) Any stock options awarded  under the Plan that were  not
             previously  exercisable  and   vested  shall  become   fully
             exercisable and vested.


                                       A-6
PAGE

             (b) Shares purchased upon the exercise of options subject to restrictions and to the extent not fully vested, shall become fully vested and all such restrictions shall lapse so that shares issued pursuant to such options shall be free of restrictions.

             B.   Definition of "Change in Control"

             "Change in Control" means any  one of the following  events:
        (i) when, any Person is or becomes the beneficial owner (as defined in Section 13(d) of the Exchange Act and the Rules and Regulations thereunder), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations of the Exchange Act) of such Person, directly or indirectly, of 50% or more of the outstanding Common Stock of the Company, or the beneficial owner of 25% or more of the outstanding common stock of Thermo Electron Corporation ("Thermo Electron"), without the prior approval of the Prior Directors of the Company or Thermo Electron, as the case may be,
        (ii) the failure of the Prior Directors to constitute a majority of the Board of the Company or of the Board of Directors of Thermo Electron, as the case may be, at any time within two years following any Electoral Event, or (iii) any other event that the Prior Directors shall determine constitutes an effective change in the control of the Company or Thermo Electron. As used in the preceding sentence, the following capitalized terms shall have the respective meanings set forth below:

             (a) "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 under the Exchange Act);

             (b) "Prior Directors" shall mean the persons sitting on the Company's or Thermo Electron's Board of Directors, as the case may be, immediately prior to any Electoral Event (or, if there has been no Electoral Event, those persons sitting on the applicable Board of Directors on the date of this Agreement) and any future director of the Company or Thermo Electron who has been nominated or elected by a majority of the Prior Directors who are then members of the Board of Directors of the Company or Thermo Electron, as the case may be; and

             (c) "Electoral Event" shall mean any contested election of Directors, or any tender or exchange offer for the Company's or Thermo Electron's Common Stock, not approved by the Prior Directors, by any Person other than the Company, Thermo Electron or a subsidiary of Thermo Electron.

        14.  Amendment of the Plan



                                       A-7
PAGE

             The provisions of Sections 3 and 5 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Subject to the foregoing, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the Stockholders of the Company is required as to such modification or amendment under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

             The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an option previously granted to him or her. With the consent of the Optionees affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

        15.  Effective Date of the Plan

             The Plan shall become effective on the date the Plan is approved by the stockholders of the Company.

        16.  Notice

             Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

        17.  Governing Law

             The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

                                  FORM OF PROXY
                           THERMO PROCESS SYSTEMS INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 24, 1995

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        The undersigned hereby appoints John P. Appleton, John N. Hatsopoulos and Jonathan W. Painter, or any one of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermo Process Systems Inc., a Delaware corporation (the "Company"), to be held Tuesday, October 24, 1995, at 5:00 p.m., and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on September 5, 1995, with all of the powers the undersigned would possess if personally present at such meeting:

                  (Continued and to be signed on reverse side.)

             Please mark your
   [   x   ] votes as in this
             example.

   The shares represented by this Proxy will be voted "FOR" the proposal set forth below if no instruction to the contrary is indicated or if no instruction is given.

                              FOR                 WITHHELD
   1.   Election of         [    ]         [    ]
        directors of
        the Company
        (See reverse)

   FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any):
   --------------------------------------------------------------------------


   Nominees: John P. Appleton
             George N. Hatsopoulos
             John N. Hatsopoulos
             Donald E. Noble
             William A. Rainville
             Polyvios C. Vintiadis

                                                     FOR   AGAINST  ABSTAIN
   2.   Approve amendment to the Company's          [    ]  [   ]   [   ]
        Certificate of Incorporation to change the name of the Company to "Thermo Terra
        Tech Inc."

                                                      FOR   AGAINST  ABSTAIN
   3.   Approve amendment to Directors Stock Option  [    ]  [   ]    [   ]
        Plan to change the formula for the award of stock options to outside Directors.

   4. In their discretion on such other matters as may properly come before the Meeting.

        Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

        PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
   ENVELOPE.

   SIGNATURE(S)_____________________________________   DATE_________________

   (Note: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEE, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF MORE PERSONS,